           As filed with the Securities and Exchange Commission on June 23, 2000
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                               SANMINA CORPORATION
             (Exact name of Registrant as specified in its charter)

                                 --------------

        DELAWARE                                        77-0228183
 (State of incorporation)               (I.R.S. Employer Identification Number)

                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 --------------

     HADCO CORPORATION 1998 STOCK PLAN AS AMENDED AND RESTATED MARCH 3, 1999
                            (Full title of the plan)
                HADCO CORPORATION NON-QUALIFIED STOCK OPTION PLAN
           DATED NOVEMBER 29, 1995, AMENDED AND RESTATED JULY 1, 1998
                            (Full title of the plan)
                HADCO CORPORATION NON-QUALIFIED STOCK OPTION PLAN
           DATED SEPTEMBER 7, 1990, AMENDED AND RESTATED APRIL 7, 1998
                            (Full title of the plan)

                                 --------------

                                    JURE SOLA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               SANMINA CORPORATION
                             2700 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 964-3500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300


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

====================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
                                                                                   PROPOSED         PROPOSED
                                                                                   MAXIMUM          MAXIMUM           AMOUNT OF
                   TITLE OF SECURITIES TO                      MAXIMUM AMOUNT   OFFERING PRICE     AGGREGATE        REGISTRATION
                        BE REGISTERED                         TO BE REGISTERED    PER SHARE      OFFERING PRICE          FEE
------------------------------------------------------------------------------------------------------------------------------------
Hadco Corporation 1998 Stock Plan as Amended and Restated
March 3, 1999
Common Stock, $0.01 par value
(currently outstanding options) (1)                             527,380 shares   $34.707143      $18,303,853.00       $  4,832.22

Hadco Corporation 1998 Stock Plan as Amended and Restated
March 3, 1999
Common Stock, $0.01 par value
(options available for future grant) (2)                        832,174 shares   $  76.3750      $63,557,289.25       $ 16,779.12

TOTAL HADCO CORPORATION 1998 STOCK PLAN AS AMENDED AND
RESTATED MARCH 3, 1999 SHARES REGISTERED                      1,359,554 SHARES

Hadco Corporation Non-Qualified Stock Option Plan dated
November 29, 1995, Amended and Restated July 1, 1998
Common Stock, $0.01 par value
(currently outstanding options) (3)                           1,264,193 shares   $30.292857       $38,296,017.95      $ 10,110.15

Hadco Corporation Non-Qualified Stock Option Plan dated
November 29, 1995, Amended and Restated July 1, 1998
Common Stock, $0.01 par value
(options available for future grant) (4)                         70,448 shares   $  76.3750       $ 5,380,466.00      $  1,420.44

TOTAL HADCO CORPORATION NON-QUALIFIED STOCK OPTION PLAN
DATED NOVEMBER 29, 1995, AMENDED AND RESTATED JULY 1, 1998
SHARES REGISTERED                                             1,334,641 SHARES

HADCO CORPORATION Non-Qualified Stock Option Plan dated
September 7, 1990, Amended and Restated April 1, 1998
Common Stock, $0.01 par value
(currently outstanding options) (5)                             397,698 shares   $9.6142857       $ 3,823,582.20      $  1,009.43

TOTAL REGISTRATION FEES                                                                                               $ 34,151.36
====================================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $34.707143 as to 527,380 outstanding but unexercised options to purchase Common Stock under the Hadco Corporation 1998 Stock Plan as Amended and Restated March 3, 1999.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 832,174 shares of Common Stock authorized for issuance pursuant to the Hadco Corporation 1998 Stock Plan as Amended and Restated March 3, 1999, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 16, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The computation is based upon the weighted average exercise price per share of $30.2928571 as to 1,264,193 outstanding but unexercised options to purchase Common Stock under the Hadco Corporation Non-Qualified Stock Option Plan dated November 29, 1995, Amended and Restated July 1, 1998.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 70,448 shares of Common Stock authorized for issuance pursuant to the Hadco Corporation Non-Qualified Stock Option Plan dated November 29, 1995, Amended and Restated July 1, 1998, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 16, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(5) The computation is based upon the weighted average exercise price per share of $9.6142857 as to 397,698 outstanding but unexercised options to purchase Common Stock under the Hadco Corporation Non-Qualified Stock Option Plan dated September 7, 1990, Amended and Restated April 1, 1998.
================================================================================

                               SANMINA CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428 (b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified in Rule 428 (b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements personate to Rule 424.



                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Sanmina Corporation (the "Registrant") with the Securities and Exchange Commission (File No. 0-21272):

         (1) Annual Report on Form 10-K for the fiscal year ended October 2,
             1999.

         (2) Quarterly Report on Form 10-Q for the quarter ended January 1,
             2000.

         (3) Quarterly Report on Form 10-Q/A for the period ended January 1,
             2000.

         (4) Quarterly Report on Form 10-Q for the quarter ended April 1, 2000.

         (5) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A as declared effective on February 19, 1993.

         (6) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

         The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

         The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.

 EXHIBIT
 NUMBER                          DESCRIPTION
 -------                         -----------
   4.1     Hadco Corporation 1998 Stock Plan as Amended and Restated
           March 3, 1999.
   4.2     Hadco Corporation Non-Qualified Stock Option Plan dated November 29,
           1995, Amended and Restated July 1, 1998.
   4.3     Hadco Corporation Non-Qualified Stock Option Plan dated September 7,
           1990, Amended and Restated April 7, 1998.
   5.1     Opinion of counsel as to the legality of securities being registered.
  23.1     Consent of Arthur Andersen LLP, Independent Public Accountants.
  23.2     Consent of counsel (contained in Exhibit 5.1).
  24.1     Power of Attorney (see page II-5).


ITEM 9.  UNDERTAKINGS.

         A.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws or the Registrant's indemnification agreements, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 23rd day of June, 2000.

                                   SANMINA CORPORATION

                                   By:                /s/ JURE SOLA
                                        ----------------------------------------
                                                        Jure Sola
                                           Chairman and Chief Executive Officer
                                              (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jure Sola and Randy W. Furr, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                      TITLE                                       DATE
              ---------                                      -----                                       ----
            /s/ JURE SOLA                     Chairman, Chief Executive Officer and
------------------------------------          Director (Principal Executive Officer)                 June 23, 2000
               Jure Sola

            /s/ RANDY FURR                    President, Chief Operating Officer, Acting             June 23, 2000
------------------------------------          Chief Financial Officer and Director
                Randy Furr                    (Principal Financial and Accounting Officer)

            /s/ NEIL BONKE                    Director                                               June 23, 2000
------------------------------------
                Neil Bonke

            /s/ JOHN BOLGER                   Director                                               June 23, 2000
------------------------------------
                John Bolger

          /s/ MARIO M. ROSATI                 Director                                               June 23, 2000
------------------------------------
              Mario M. Rosati

          /s/ JOSEPH SCHELL                   Director                                               June 23, 2000
------------------------------------
              Joseph Schell

/s/ BERNARD VONDERSCHMITT                     Director                                               June 23, 2000
------------------------------------
       Bernard Vonderschmitt

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------


                                    EXHIBITS


--------------------------------------------------------------------------------

                       Registration Statement on Form S-8

                               SANMINA CORPORATION

                                  June 23, 2000

                                INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
   4.1     Hadco Corporation 1998 Stock Plan as Amended and Restated March 3,
           1999.
   4.2 Hadco Corporation Non-Qualified Stock Option Plan dated November 29, 1995, Amended and Restated July 1, 1998.
   4.3 Hadco Corporation Non-Qualified Stock Option Plan dated September 7, 1990, Amended and Restated April 7, 1998.
   5.1     Opinion of counsel as to legality of securities being registered.
  23.1     Consent of Arthur Andersen LLP, Independent Public Accountants.
  23.2     Consent of counsel (contained in Exhibit 5.1).
  24.1     Power of Attorney (see page II-5).